FPA GLOBAL EQUITY ETF 11601 Wilshire Boulevard, Suite 1200 Los Angeles, California 90025

REMINDER

Dear Shareholder,

The Special Meeting of Shareholders of your Fund, FPA Global Equity ETF (ticker: FPAG) is scheduled for March 18, 2024. We recently sent you proxy materials explaining the proposed Reorganization and are awaiting your important proxy vote.

The Board of Trustees recommends that shareholders vote FOR.
PLEASE take a moment to cast your vote TODAY.

As discussed in more detail in the proxy statement sent to you via hard copy or e-delivery, shareholders are being asked to vote on an Agreement and Plan of Reorganization whereby the Fund would be reorganized into a corresponding newly created shell series of Investment Managers Series Trust III (formerly, FPA Funds Trust). The Board of Trustees of the Northern Lights Fund Trust III – the Fund’s current Trust - has approved the proposal and recommends that shareholders vote FOR. FPA believes that the Reorganization can bring meaningful benefits to the Acquired Fund’s shareholders by joining the new Trust alongside FPA’s open end mutual funds. The Acquiring Fund is designed to be identical from an investment perspective to the Acquired Fund, 100% of the costs incurred to prepare for and effect the Reorganization will be borne by FPA, and the Reorganization is not expected to result in any increase in ongoing shareholder fees or expenses.

For more information, please refer to the proxy statement, which can be found at vote.proxyonline.com/fpa/docs/FPAG2024.pdf. If you have any proxy related questions or would like to cast your proxy vote by phone, please call (800) 967-5074 for assistance. Representatives are available Monday through Friday 9 a.m. to 10 p.m. Eastern time. All options for casting your vote are outlined below. We very much appreciate your attention to this matter.

Sincerely,

Brian Curley
President, Trustees of Northern Lights Fund Trust III

Four convenient voting methods…

1. Vote by Phone with a Representative: You may cast your vote by telephone with a proxy representative by calling toll-free (800) 967-5074. Representatives are available Monday through Friday 9 a.m. to 10 p.m. Eastern time.

2. Vote by touch-tone phone: You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card(s).

3. Vote online: You may cast your vote by visiting the web address located on the enclosed proxy card(s) and following the instructions on the website.

4. Vote by mail: You may cast your vote by signing, dating, and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided.

FPA GLOBAL EQUITY ETF 11601 Wilshire Boulevard, Suite 1200 Los Angeles, California 90025

REMINDER

Dear Shareholder,

The Special Meeting of Shareholders of your Fund, FPA Global Equity ETF (ticker: FPAG) is scheduled for March 18, 2024. We recently sent to you proxy materials explaining the proposed Reorganization and are awaiting your important proxy vote.

The Board of Trustees recommends that shareholders vote FOR.
PLEASE take a moment to cast your vote TODAY.

As discussed in more detail in the proxy statement sent to you via hard copy or e-delivery, shareholders are being asked to vote on an Agreement and Plan of Reorganization whereby the Fund would be reorganized into a corresponding newly created shell series of Investment Managers Series Trust III (formerly, FPA Funds Trust). The Board of Trustees of the Northern Lights Fund Trust III – the Fund’s current Trust - has approved the proposal and recommends that shareholders vote FOR. FPA believes that the Reorganization can bring meaningful benefits to the Acquired Fund’s shareholders by joining the new Trust alongside FPA’s open end mutual funds. The Acquiring Fund is designed to be identical from an investment perspective to the Acquired Fund, 100% of the costs incurred to prepare for and effect the Reorganization will be borne by FPA, and the Reorganization is not expected to result in any increase in ongoing shareholder fees or expenses.

For more information, please refer to the proxy statement, which can be found at vote.proxyonline.com/fpa/docs/FPAG2024.pdf. If you have any proxy related questions or would like to cast your proxy vote by phone, please call (800) 967-5074 extension 12 for assistance. Representatives are available Monday through Friday 9 a.m. to 10 p.m. Eastern time. We very much appreciate your attention to this matter.

Sincerely,

Brian Curley
President, Trustees of Northern Lights Fund Trust III

Three convenient voting methods…

1. Vote by touch-tone phone: You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card(s).

2. Vote online: You may cast your vote by visiting the web address located on the enclosed proxy card(s) and following the instructions on the website.

3. Vote by mail: You may cast your vote by signing, dating, and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided.

OBO